SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2013

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On December 5, 2013, Booking.com B.V. ("Booking.com"), a wholly-owned subsidiary of priceline.com Incorporated (the "Company"), began disclosing on its website (www.booking.com) additional detail regarding the number of properties available on its websites. As it did before, Booking.com discloses an aggregate property number, which continues to include different property types, such as hotels, bed and breakfasts, hostels and vacation rentals. In addition, Booking.com is now disclosing separately the number of properties included in the aggregate property number that it categorizes as "vacation rentals."

Vacation rentals consist of, among others, properties categorized as single-unit and multi-unit villas, holiday homes, apartments and chalets; vacation rentals are generally self-catered (i.e., include a kitchen), directly bookable properties. Because a vacation rental is either a single unit or a small collection of independent units, vacation rental properties represent more limited booking opportunities than non-vacation rental properties, which generally have more units to rent per property. Further, vacation rentals may be subject to increased seasonality due to local tourism seasons, weather or other factors. Vacation rentals may also have a more limited set of potential consumers than a typical hotel, whether due to location, purpose, amenities, price or other reasons. Vacation rentals have different market characteristics from hotels, including potentially lower average daily rates and higher credit risk, as well as potentially different consumer expectations (and therefore different consumer satisfaction levels). If Booking.com increases its vacation rental business, these different market characteristics could negatively impact its profit margins; and, if vacation rentals represent an increasing percentage of the properties added to Booking.com's websites, the Company's gross bookings growth rate and property growth rate will likely diverge over time (since each such property has fewer booking opportunities). As a result of the foregoing, as the percentage of vacation rentals increases, the number of reservations per property will likely decrease.

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and are based on current information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including those set forth herein as well as those set forth in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K. These forward-looking statements include those using expressions such as "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets" or "continue," and such expressions and similar expressions indicating something other than historical fact are intended to identify forward-looking statements. Actual results could differ from those described in the forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED
By:	/s/ Peter J. Millones
Name:	Peter J. Millones
Title:	Executive Vice President, General Counsel

Date: December 6, 2013